UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2009

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant’s telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        (i)         On March 17, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”) adopted the Company’s 2009 Executive Bonus Plan (the “Plan”). The Committee will administer and have final authority on all matters relating to the Plan. All of the Company’s executive officers, with limited exceptions, are eligible to participate in the Plan. There are two categories of Plan participants: (1) “BU Participants,” which comprise the executive officers in the Company’s Audio, Video and Customer Success business units, and (2) “Corporate Participants,” which comprise all other participants.

Under the Plan, each participant is assigned a target bonus amount equal to a percentage of his or her base salary paid in 2009. These percentages vary among participants within the range of 60%-100%.

Bonus payouts under the Plan will be determined (i) for each Corporate Participant, by the financial performance of the Company, and (ii) for each BU Participant, by the financial performance of both the Company and his or her business unit. Financial performance will be measured using the following metrics, with each metric assigned a weight, as set forth below:

	Corporate Participants	BU Participants
Plan Metric	Weight	Weight
Company Revenues	40%	20%
Company Operating Earnings	40%	20%
Company Return on Invested Capital	20%	20%
Business Unit Revenues	N/A	20%
Business Unit Contribution Margin	N/A	20%

Actual performance for all plan metrics, other the revenues, will be determined on a non-GAAP basis consistent with historical company practice. For each metric, the Committee has established minimum, target and maximum performance levels. Each metric will receive a score between 0.00 and 1.35 based upon achievement of these performance levels, with a score of 1.00 representing the target performance level. These scores will be used in a weighted average formula to calculate each participant’s overall score, which will be multiplied by each participant’s target bonus amount to determine his or her actual bonus payout for 2009. Each participant may earn up to 135% of his or her target bonus amount under the Plan. Bonuses, if any, are expected to be determined and paid in the first quarter of 2010 after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission, but in no event later than December 31, 2010. Each participant must be employed by the Company as of December 31, 2009 in order to receive a bonus, if any, under the Plan. Notwithstanding the preceding, if the Company has an operating loss for 2009, all bonus payouts under the Plan will be reduced to zero.

Nothing in the Plan limits the discretion of the Board or the Committee to approve and pay out additional or alternative bonuses to participants based on performance or provide participants additional or alternative incentives outside of the terms of the Plan.

The preceding description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 hereto.

(ii)       On March 17, 2009, the Committee approved a one-time payment of $300,000 to Gary G. Greenfield, the Company’s Chairman, President and Chief Executive Officer, to cover additional moving costs in connection with Mr. Greenfield’s relocation from Maryland to Massachusetts.

(ii)       On March 17, 2009, the Section 162(m) Subcommittee of the Committee granted 9,500 restricted stock units (“RSUs”) to Ken Sexton, the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Each RSU represents the right to receive one share of the Company’s common stock, $0.01 par value per share. The RSUs were granted under the Company’s Amended and Restated 2005 Stock Incentive Plan. The RSUs will vest in full upon the earlier of (a) March 17, 2010 and (b) the first date on which the company publicly announces a non-GAAP operating profit for a completed 2009 fiscal quarter.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2008	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Paige Parisi Paige Parisi Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

#10.1	2009 Executive Bonus Plan

________________________________________

# Management contract or compensatory plan

5